                                                                  EXECUTION COPY




                            F-M UK HOLDING LIMITED
                                 as Guarantor


                                 in favour of


                           THE CHASE MANHATTAN BANK
                            as Administrative Agent


                     -------------------------------------

                                   GUARANTEE

                     -------------------------------------

THIS GUARANTEE is made on 29 December 2000

BY:

(1)  F-M UK HOLDING LIMITED (the "Guarantor");

In favour of:

(2) THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the several banks and other financial institutions from time to time party to the Fourth Amended and Restated Credit Agreement dated 29 December 2000 between Federal-Mogul Corporation (the "Company") and each Foreign Subsidiary Borrower (together the "Borrowers"), such banks and financial institutions (the "Lenders") and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

1.   DEFINITIONS

1.1 Capitalised terms used herein but not otherwise defined shall, unless the context otherwise requires, have the meanings ascribed to such terms in the Credit Agreement.

1.2  The following terms shall have the following meanings:

     "Cash Management Obligations" shall have the meaning ascribed thereto in the Security Agreement.

     "Secured Hedge Agreements" shall have the meaning ascribed thereto in the Security Agreement.

2.   GUARANTEE

     In consideration of the Lenders and any Lender Affiliate providing the Supplemental Revolving Credit Facility and the Tranche C Term Loan Facility to the Borrowers pursuant to the Credit Agreement, the Guarantor unconditionally and irrevocably:

     (i) guarantees to the Administrative Agent for the rateable benefit of the Lenders and any Lender Affiliate the due and punctual observance and performance by each of the Borrowers of (1) their obligations in respect of or pursuant to the Supplemental Revolving Credit Facility and the Tranche C Term Loan Facility under the Credit Agreement, the Notes and the other Loan Documents and (2) their obligations in respect of or pursuant to any Secured Hedge Agreement (each of the documents in (1) and (2) being a "Document" and together the "Documents") and (3) the Cash Management Obligations to the Administrative Agent, any Trustee, any Lender or Lender Affiliate (each an "Obligee" and together "the Obligees") and promises to pay to the Administrative Agent from time to time on demand all sums from time to time due and payable (but unpaid) by the Borrowers under or pursuant to the Documents or in respect of the Cash Management Obligations or on account of any breach thereof; and

     (ii) agrees as a primary obligation to indemnify the Administrative Agent from time to time on demand from and against any loss incurred by any of the Obligees as a result of any of the obligations of any of the Borrowers in respect of or pursuant to the Documents detailed in paragraph (i) above or in respect of or pursuant to the Cash Management Obligations being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to any of the Obligees or to the Administrative Agent, the amount of such loss being the amount which the Obligees would otherwise have been entitled to recover from the Borrowers.

3.   PRESERVATION OF RIGHTS

3.1 The obligations of the Guarantor herein contained shall be in addition to and independent of every other security which the Administrative Agent (or any of the Obligees) may at any time hold in respect of any of the Borrowers' obligations under the Documents or in respect of the Cash Management Obligations.

3.2 Neither the obligations of the Guarantor herein contained nor the rights, powers and remedies conferred in respect of the Guarantor upon the Administrative Agent or any of the Obligees by the Documents or in respect of the Cash Management Obligations or by law shall be discharged, impaired or otherwise affected by:

     (i) the winding-up, dissolution, administration or reorganisation of any of the Borrowers or any change in their status, function, control or ownership;

     (ii) any of the obligations of any of the Borrowers under the Documents or in respect of the Cash Management Obligations or under any other security relating to the Documents being or becoming illegal, invalid, unenforceable or ineffective in any respect;

     (iii) time or other indulgence being granted or agreed to be granted to any of the Borrowers in respect of their obligations under the Documents or in respect of the Cash Management Obligations or under any other security;

     (iv) any amendment to, or any variation, waiver or release of any obligation of any of the Borrowers under the Documents or in respect of the Cash Management Obligations or under any other security;

     (v) any failure to take, or fully to take, any security contemplated by the Documents or in respect of the Cash Management Obligations or otherwise agreed to be taken in respect of any of the Borrowers' obligations under the Documents or in respect of the Cash Management Obligations;

     (vi) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any of the Borrowers' obligations under the Documents or in respect of the Cash Management Obligations; or

     (vii) any other act, event or omission which, but for this Clause 3.2, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor herein contained or any of the rights, powers or remedies conferred upon the

               Administrative Agent or any of the Obligees by the Documents or in respect of the Cash Management Obligations or by law.

3.3 Any settlement or discharge given by the Administrative Agent and/or any of the Obligees to the Guarantor in respect of the Guarantor's obligations hereunder or any other agreement reached between the Administrative Agent and/or any of the Obligees and the Guarantor in relation thereto shall be, and be deemed always to have been, void if any act on the faith of which the Administrative Agent and/or any of the Obligees gave the Guarantor that settlement or discharge or entered into that agreement is subsequently avoided by or in pursuance of any provision of law.

3.4 The Administrative Agent and/or any of the Obligees shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of the Guarantor hereby or by law:

     (i)       to make any demand of any of the Borrowers;

     (ii) to take any action or obtain judgment in any court against any Borrower;

     (iii) to make or file any claim or proof in a winding-up or dissolution of any Borrower; or

     (iv) to enforce or seek to enforce any security taken in respect of any of the obligations of any of the Borrowers under the Documents or in respect of the Cash Management Obligations.

3.5 The Guarantor agrees that, so long as any amounts are or may be owed by any Borrower under the Documents or in respect of the Cash Management Obligations or any Borrower is under any actual or contingent obligations under the Documents or in respect of the Cash Management Obligations, the Guarantor shall not exercise any rights which the Guarantor may at any time have by reason of performance by it of its obligations hereunder:

     (i)       to be indemnified by any of the Borrowers;

     (ii) to claim any contribution from any other guarantor of any of the Borrowers' obligations under the Documents or in respect of the Cash Management Obligations; and/or

     (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Administrative Agent and/or the Obligees under the Documents or in respect of the Cash Management Obligations or of any other security taken pursuant to, or in connection with, the Documents or in respect of the Cash Management Obligations by the Administrative Agent and/or the Obligees.

4.   REPRESENTATIONS AND WARRANTIES

     The Guarantor represents and warrants to each of the Obligees that the representations and warranties set forth in Article VIII of the Credit Agreement as they relate to the Guarantor or to the Documents to which the Guarantor is a party or in respect of the

     Cash Management Obligations, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Obligee shall be entitled to rely on each of them as if they were fully set forth herein provided that each reference in each such representation and warranty to the Company's knowledge shall, for the purposes of this Clause 4, be deemed to be a reference to the Guarantor's knowledge.

5.   PAYMENTS

     The provisions of the Credit Agreement relating to the payments to be made thereunder (including, without limitation, those regulating what is to happen if the Borrowers are required by law to make a deduction or withholding from any such payment) shall apply mutatis mutandis to payments to be made hereunder.

6.   CURRENCY OF ACCOUNT

     Moneys received or recovered by the Administrative Agent from the Guarantor in a currency other than that in which the said sums are due and payable under or pursuant to the Documents or in respect of the Cash Management Obligations or under Clause 2 hereof shall be converted into the latter currency at the spot rate for purchasing Dollars with such moneys as set forth in The Wall Street Journal on the business day prior to the date on which such calculation is made.

7.   CONTINUING SECURITY

     The obligations of the Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of any of the Borrowers under the Documents or in respect of the Cash Management Obligations and shall continue in full force and effect until final payment in full of all amounts owing by the Borrowers thereunder and total satisfaction of all the Borrowers' actual and contingent obligations thereunder.

8.   SET-OFF

     Upon the occurrence and during the continuation of any Event of Default, the Guarantor hereby irrevocably authorises each Obligee at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Obligee to or for the credit or the account of the Guarantor, or any part thereof in such amounts as such Obligee may elect, against and on account of the obligations and liabilities of the Guarantor to such Obligee hereunder which are then due and payable and claims of every nature and description of such Obligee against the Guarantor, in any currency, whether arising hereunder, under any of the Documents or in respect of the Cash Management Obligations or otherwise in connection therewith, as such Obligee may elect, whether or not the Administrative Agent or any Obligee has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Obligee shall notify the Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Obligee provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Obligee under this Clause are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Obligee may have.

9.   CONFIRMATION

     The Guarantor hereby confirms and acknowledges that the guarantee given by it in favour of The Chase Manhattan Bank, in its capacity as Administrative Agent and dated 3 November 1999 (the "Existing Guarantee") remains in full force and effect notwithstanding the amendment and restatement of the Credit Agreement (as such term is defined in the Existing Guarantee) save that all parties hereto acknowledge that the Existing Guarantee shall be amended by deleting the definition of "Hedge Agreement" and replacing it with the definition of "Secured Hedge Agreements" set out in Clause 1.2 herein.

10.  NOTICES

     Any demand to be made by the Administrative Agent hereunder may be made at the principal place of business of the Guarantor for the time being.

11.  COUNTERPARTS

     This Guarantee may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

12.  GOVERNING LAW

     This Guarantee shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF this Guarantee has been duly executed the day and year first above written.

The Guarantor

Executed as a deed                            )
by F-M UK HOLDING LIMITED                     )


 ........................................

Signature of Director


 ........................................

Name of Director


 ........................................

Signature of Director/Secretary


 ........................................

Name of Director/Secretary



The Administrative Agent

THE CHASE MANHATTAN BANK

By:

Address: 270 Park Avenue
                 47th Floor
                 New York NY 10017